     As filed with the Securities and Exchange Commission on October 6, 2000
                                                      Registration No. 333-96289


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              TUCKER ANTHONY SUTRO
             (Exact name of registrant as specified in its charter)


                DELAWARE                                 04-3335712
    (State or other jurisdiction of                   (I.R.S. Employer
     incorporation or organization)                Identification Number)





         ONE BEACON STREET, BOSTON, MASSACHUSETTS 02108, (617) 725-2000
          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                   JOHN H. GOLDSMITH, CHIEF EXECUTIVE OFFICER,
         ONE BEACON STREET, BOSTON, MASSACHUSETTS 02108, (617) 725-2000
          (Name and address, including zip code, and telephone number, including area code, of agent for service)

                                -----------------

                                 With a copy to:

     MEREDITH B. CROSS                         KEVIN J. MCKAY
     WILMER, CUTLER & PICKERING                TUCKER ANTHONY SUTRO
     2445 M STREET, N.W.                       ONE BEACON STREET
     WASHINGTON, D.C.  20037                   BOSTON, MASSACHUSETTS  02108
     (202) 663-6000                            (617) 725-2000

                                -----------------

                          DEREGISTRATION OF SECURITIES

     A total of 1,389,358 shares of common stock, par value $.01 per share ("Common Stock"), of Tucker Anthony Sutro, a Delaware corporation (the "Company," formerly named Freedom Securities Corporation) were registered under the Securities Act of 1933, as amended, by the filing of a Registration Statement on Form S-3 (File No. 333-96289) (the "Registration Statement"). The Registration Statement was declared effective by the Securities and Exchange Commission on February 18, 2000 and was supplemented by a prospectus supplement filed on June 8, 2000.

     The purpose of this Post-Effective Amendment No. 1 to the Registration Statement is to deregister and remove from registration such portion of the 1,389,358 shares of Common Stock, previously registered on the Registration Statement, as supplemented, which have not been sold as of the date hereof.

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
                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on October 5, 2000.


                                        TUCKER ANTHONY SUTRO

                                        By: /s/ John H. Goldsmith
                                            ------------------------------------
                                        Name:    John H. Goldsmith
                                        Title:   Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in their capacities and on the dates indicated.


               SIGNATURE                              CAPACITY                         DATE
               ---------                              --------                         ----

     /s/ John H. Goldsmith              Chairman, Chief Executive Officer and      October 5, 2000
     ------------------------------     Director
     John H. Goldsmith

     /s/ Kenneth S. Klipper             Executive Vice President and Chief         October 5, 2000
     ------------------------------     Financial Officer
     Kenneth S. Klipper

                                        Director                                   October 5, 2000
     ------------------------------
     John F. Luikart*

                                        Director                                   October 5, 2000
     ------------------------------
     David P. Prokupek*

                                        Director
     ------------------------------
     Mark T. Whaley

                                        Director                                   October 5, 2000
     ------------------------------
     Robert H. Yevich*

                                        Director
     ------------------------------
     C. Hunter Boll

                                        Director                                   October 5, 2000
     ------------------------------
     Winston J. Churchill*

                                        Director
     ------------------------------
     Thomas M. Hagerty

                                        Director
     ------------------------------
     David V. Harkins

                                        Director                                   October 5, 2000
     ------------------------------
     Hugh R. Harris*

                                        Director
     ------------------------------
     Seth W. Lawry

*By: /s/ John H. Goldsmith                                                         October 5, 2000
     ------------------------------
     Attorney-In-Fact

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